Exhibit B

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Central European Media Enterprises Ltd (the “Company”) on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wallace Macmillan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  the Report fully complies with the requirements of Section 13(a) or 15(a) of the Securities Exchange Act of 1934; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Wallace Macmillan
Wallace Macmillan
Chief Financial Officer

May 7, 2003

A signed original of the written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Central European Media Enterprises Ltd. and will be retained by Central European Media Enterprises Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.